UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       October 2, 2001
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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

Item 5.           Other Events

     On October 2, 2001, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Reports September Comparable Sales; Updates Outlook for Remainder of 2001." The press release contained the following information.

                                                           FOR IMMEDIATE RELEASE

Contact:      Carol DiRaimo, Director of Investor Relations
              (913) 967-4109

          Applebee's International Reports September Comparable Sales;
                      Updates Outlook for Remainder of 2001

Overland Park, Kan., October 2, 2001 -- Applebee's International, Inc. (Nasdaq:APPB) today reported comparable sales for the September fiscal period and provided an updated outlook for the remainder of 2001 in the wake of the tragic events of September 11th.

Comparable sales for company restaurants increased 1.5 percent during the five-week period ending September 30, 2001, reflecting flat guest traffic combined with a higher average check. System-wide comparable sales increased 2.4 percent for the September period, and comparable sales for franchise restaurants increased 2.7 percent. Comparable sales for the third quarter ending September 30, 2001 increased 1.9 percent for company restaurants, with system-wide and franchise restaurant comparable sales up 2.7 percent and 2.9 percent, respectively.

Lloyd L. Hill, chairman and chief executive officer, said, "The entire Applebee's system was shocked and deeply saddened by the events of September 11th. Applebee's International and our franchisees have developed a program in partnership with the American Red Cross Disaster Relief Fund to raise substantial funds to support those affected by this tragedy."

Hill continued, "We are pleased that comparable sales for company restaurants for the September period were only slightly lower than originally anticipated, while system-wide comparable sales increases were in line with our guidance of at least 2 to 3 percent. In the aftermath of the September 11th events, overall comparable sales have remained positive, but have been at lower levels than previous trends. Although daily traffic patterns have been somewhat erratic, weekend traffic has been positive; however, weekday traffic has been negative.

"In light of the current operating environment, near-term restaurant sales may be less predictable and below our previous expectations. While difficult to predict, we now anticipate system-wide comparable sales for the fourth quarter to be in the range of zero to positive 2 percent. We believe that long-term consumer-dining habits are firmly entrenched, and given our dominant brand, franchise business model and strong price/value relationship, we believe we are well positioned to weather a weaker consumer-spending environment," Hill concluded.

                                    - more -

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


October 2, 2001
Page 2


Item 9.           Regulation FD Disclosure

     Applebee's   International,  Inc. (the  "Company") also  included  guidance regarding its business outlook in the press release. These comments are included below.

BUSINESS OUTLOOK

The company also provided additional guidance as to its business outlook for the remainder of 2001.

o As noted above, comparable sales for the fourth quarter are expected to be in the range of zero to positive 2 percent.

o Overall restaurant margins before pre-opening expense for both the third and fourth quarters are expected to be in the high-15 percent range, slightly lower than the company's previous expectation. Operating costs are expected to be impacted by higher labor costs resulting from less predictable sales trends and lower than previously expected sales levels.

o General and administrative expenses for the third quarter are expected to be slightly higher than the company's previous guidance due to the timing of expenses relating to the company's supply chain and brand assessment projects. Fourth quarter expenses are expected to be in the high-9 percent range, as a percentage of operating revenues, consistent with earlier expectations.

o The company also expects to complete the refinancing of its existing credit facilities in early November with the establishment of a new $125 million revolving credit facility. The terms of the credit facility will reduce future interest costs and are expected to improve annual earnings per share by approximately 4 to 5 cents per share. As a result of the refinancing, non-recurring charges of approximately 10 cents per share are expected in the fourth quarter due to the write-off of previously deferred financing costs and the termination of interest rate swap agreements.

o As a result of the foregoing, diluted earnings per share for the third quarter are expected to be in the range of 43 to 44 cents. Excluding the non-recurring refinancing costs discussed above, fourth quarter diluted earnings per share are expected to be in the range of 42 to 45 cents. Accordingly, fiscal year 2001 diluted earnings per share are now expected to be in the range of $1.77 to $1.81 (exclusive of the refinancing costs), an increase of 11 to 13 percent over 2000 (fiscal year 2001 is a 52-week fiscal year as compared to 53 weeks in 2000).

The company will release complete third quarter 2001 results after the market closes on October 31, 2001 and a conference call will be held on Thursday morning, November 1, 2001, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investor Relations section of the company's website (www.applebees.com).

                                    - more -

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


October 2, 2001
Page 3


Applebee's International, Inc., headquartered in Overland Park, Kan., currently develops, franchises and operates restaurants under the Applebee's Neighborhood Grill and Bar brand, the largest casual dining concept in the world. As of September 30, 2001, there were 1,358 Applebee's restaurants operating system-wide in 49 states and eight international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

The statements contained in Business Outlook section of this release are forward looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the continued growth of its franchisees and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2001. The company disclaims any obligation to update these forward-looking statements.




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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    October 2, 2001                   By: /s/  George D. Shadid
         ---------------------                 ---------------------
                                               George D. Shadid
                                               Executive Vice President and
                                               Chief Financial Officer


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